                                                                     EXHIBIT 4.2

                          NINTH AMENDED AND RESTATED

                           INVESTOR RIGHTS AGREEMENT


                                MARCH 31, 2000

                               Table Of Contents

                                                                             Page
SECTION 1      REGISTRATION RIGHTS..........................................    2
     1.1   Definitions......................................................    2
     1.2   Demand Registration..............................................    3
     1.3   Company Registration.............................................    5
     1.4   Expenses of Registration.........................................    6
     1.5   Obligations of the Company.......................................    6
     1.6   Indemnification..................................................    7
     1.7   Information by Holder............................................    9
     1.8   Transfer of Registration Rights..................................    9
     1.9   Form S-3.........................................................    9
     1.10  Delay of Registration............................................   10
     1.11  Limitations on Subsequent Registration Rights....................   10
     1.12  Rule 144 Reporting...............................................   10
     1.13  "Market Stand-Off" Agreement.....................................   11
     1.14  Amendment of Registration Rights.................................   11
     1.15  Termination of Registration Rights...............................   12
SECTION 2      COMPANY COVENANTS............................................   12
     2.1   Annual and Quarterly Financial Information.......................   12
     2.2   Inspection.......................................................   13
     2.3   Transfer of Rights...............................................   13
SECTION 3      RIGHT OF FIRST REFUSAL.......................................   13
     3.1   Pro Rata Right...................................................   13
     3.2   New Securities...................................................   14
     3.3   Required Notices.................................................   14
     3.4   Company's Right to Sell..........................................   14
     3.5   Expiration of Right..............................................   14
     3.6   Assignment.......................................................   15
SECTION 4      MISCELLANEOUS................................................   15
     4.1   Governing Law....................................................   15
     4.2   Successors and Assigns...........................................   15

                                       i.

                               Table Of Contents
                                  (continued)

                                                                             Page
     4.3   Entire Agreement.................................................   15
     4.4   Severability.....................................................   15
     4.5   Amendment and Waiver.............................................   15
     4.6   Delays or Omissions..............................................   16
     4.7   Notices, etc.....................................................   16
     4.8   Titles and Subtitles.............................................   16
     4.9   Counterparts.....................................................   16

                                      ii.

                                  TELIK , INC.

                          NINTH AMENDED AND RESTATED
                           INVESTOR RIGHTS AGREEMENT

     This Ninth Amended and Restated Investor Rights Agreement (the "Agreement") is entered into as of this 31st day of March, 2000, by and among Telik, Inc., a Delaware corporation (the "Company"), with its principal office at 750-H Gateway Boulevard, South San Francisco, California 94080, and those holders of the Company's Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock, Series J Preferred Stock and Series K Preferred Stock (collectively, the "Preferred Stock") listed on Exhibit A attached hereto (collectively, the "Investors" and each individually, an "Investor").

                                    RECITALS

     Whereas, the Company and certain of the Investors (the "Existing Investors") are parties to that certain Eighth Amended and Restated Investor Rights Agreement, dated as of September 30, 1998 (the "Prior Rights Agreement"), pursuant to which the Company granted certain registration and information rights to such Existing Investors; and

     Whereas, such Existing Investors desire to supersede and replace such rights with the rights granted herein; and

     Whereas, certain of the undersigned Investors (the "New Investors") are parties to that certain Series K Preferred Stock Purchase Agreement (the "Series J Agreement") dated as of March 31, 2000, by and between the Company and such New Investors, the Company's and such New Investors' obligations under which are conditioned upon the execution and delivery by sufficient Investors and the Company of this Agreement; and

      Whereas, in connection with the Company's issuance of Series K Preferred Stock pursuant to the Series K Agreement, the Company desires to grant the registration and information rights set forth in this Agreement;

     Now, Therefore, in consideration of the mutual agreements, covenants, and conditions set forth herein, the Company and each of the Investors hereby agree that effective upon the first closing of the Company's issuance and sale of Series K Preferred Stock to the New Investors pursuant to the Series K Agreement, all of the provisions of the Prior Rights Agreement shall be null and void and superseded by the rights and obligations set forth in this Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof, and no party shall be liable or bound to any party in any manner by any warranties, representations or covenants relating to such subject matter, except as specifically set forth herein.

                                      1.

                                   SECTION 1

                              REGISTRATION RIGHTS

     The Company hereby grants to each of the Holders (as hereinafter defined) the registration rights set forth in this Section 1, with respect to the Registrable Securities (as hereinafter defined) owned by such Holders. The Company and the Holders agree that the registration rights granted hereunder set forth the sole and entire agreement between the Company and the Holders with respect to registration rights of the Company's capital stock.

     1.1  Definitions.  As used in this Section 1:

          (a) The terms "register," "registered" and "registration" refer to a registration effected by filing with the Securities and Exchange Commission (the "SEC") a registration statement (the "Registration Statement") in compliance with the Securities Act of 1933, as amended (the "1933 Act"), and the declaration or ordering by the SEC of the effectiveness of such Registration Statement.

          (b) The term "Registrable Securities" means (i) Common Stock of the Company (the "Common Stock") issued or issuable upon conversion of the shares of Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock, Series J Preferred Stock and Series K Preferred Stock, as set forth on Exhibit A; and (ii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange or in replacement of, such Registrable Securities or such Preferred Stock; provided, however, that Common Stock or other securities shall be treated as Registrable Securities only if and so long as (A) they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, (B) they have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the 1933 Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale, and (C) the registration rights associated with such securities have not been terminated pursuant to Section
1.15 hereof.

          (c) The term "Registration Expenses" shall mean all expenses incurred by the Company in complying with Sections 1.2 and 1.3 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company and one special counsel for the participant Holders (up to a maximum of $15,000.00 for such special counsel), blue sky fees and expenses, and the expenses of any regular or special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

          (d) The term "Holder" (collectively, "Holders") means any Investor (and any transferee as permitted by Section 1.8 hereof) holding Registrable Securities, securities exercisable or convertible into Registrable Securities or securities exercisable into securities convertible into Registrable Securities.

                                      2.

          (e) The term "Initiating Holders" means any Holder or Holders of at least fifty percent (50%) of the Registrable Securities then outstanding and not registered at the time of any request for registration pursuant to Section 1.2 of this Agreement.

          (f) The term "Selling Expenses" means all underwriting discounts and selling commissions applicable to the sale of Registrable Securities.

     1.2  Demand Registration.

          (a) Demand for Registration. If the Company shall receive from Initiating Holders a written demand (a "Demand Registration") that the Company effect any registration of at least fifty percent (50%) of the Registrable Securities then outstanding, or any lesser percentage if the anticipated aggregate offering price (before deduction for underwriter commissions and offering expenses) would exceed $5,000,000.00 (other than a registration on Form S-3 or any related form of registration statement, such a request being provided for under Section 1.9 hereof), the Company will:

               (i) promptly (but in any event within ten (10) days) give written notice of the proposed registration to all other Holders; and

               (ii) use its best efforts to effect such registration as soon as practicable and as will permit or facilitate the sale and distribution of all or such portion of such Initiating Holders' Registrable Securities as are specified in such demand, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such demand as are specified in a written demand received by the Company within twenty (20) days after such written notice is given, provided that the Company shall not be obligated to take any action to effect any such registration, pursuant to this Section 1.2:

                    (A) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the 1933 Act;

                    (B) After the Company has effected two such registrations pursuant to this Section 1.2 where such registrations have been declared or ordered effective (and pursuant to which securities have been sold);

                    (C) If the Company shall furnish to such Holders a certificate signed by the President of the Company, stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company and its stockholders for such Registration Statement to be filed at the date filing would be required, in which case the Company shall have an additional period of not more than sixty (60) days within which to file such Registration Statement; provided, however, that the Company shall not use this right more than once in any 12-month period;

                                      3.

                    (D) Prior to the earlier of (1) one hundred eighty (180) days following the date the initial underwritten public offering of the Company's securities is declared effective by the SEC or December 31, 2000;

                    (E) During the period starting with the date sixty (60) days prior to the Company's estimated date of filing of, and ending on the date one hundred eighty (180) days immediately following, the effective date of any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective and that the Company's estimate of the date of filing such registration statement is made in good faith;

                    (F) If the Company shall furnish to such Holders a written notice within thirty (30) days of any written demand for registration specifying the Company's intent to register its securities pursuant to Section 1.3 below within thirty (30) days of providing such notice to Holders.

          (b) Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their demand by means of an underwriting, they shall so advise the Company as part of their demand made pursuant to this
Section 1.2; and the Company shall include such information in the written notice referred to in Section 1.2(a)(i). In such event, the right of any Holder to registration pursuant to this Section 1.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein.

     The Company shall, together with all Holders proposing to distribute their securities through such underwriting, enter into an underwriting agreement in customary form with the underwriter or underwriters selected by a majority in interest of the Initiating Holders and reasonably satisfactory to the Company. Notwithstanding any other provision of this Section 1.2, if the underwriter shall advise the Company in writing that marketing factors (including, without limitation, an adverse effect on the per share offering price) require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities that would otherwise be registered and underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated pro rata among such Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the Registration Statement. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration.

     If any Holder disapproves of the terms of the underwriting, such Holder may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Holders. The Registrable Securities so withdrawn shall also be withdrawn from registration.

     If the underwriter has not limited the number of Registrable Securities to be underwritten, the Company may include securities for its own account (or for the account of other stockholders) in such registration if the underwriter so agrees and if the number of Registrable

                                      4.

Securities that would otherwise have been included in such registration and underwriting will not thereby be limited.

     1.3  Company Registration.

          (a) If at any time or from time to time the Company shall determine to register any of its securities, either for its own account or for the account of security holders, other than (i) a registration relating solely to employee benefit plans, (ii) a registration on Form S-4 relating solely to an SEC Rule 145 transaction or (iii) a registration pursuant to Section 1.2 hereof, the Company will:

               (i) promptly give to each Holder written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under applicable blue sky or other state securities laws); and

               (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within twenty (20) days after receipt of such written notice from the Company, by any Holder or Holders, except as set forth in Section 1.3(b) below.

          (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 1.3(a)(i). In such event the right of any Holder to registration pursuant to this Section 1.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein.

     All Holders proposing to distribute their securities through such underwriting shall, together with the Company and the other parties distributing their securities through such underwriting, enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this
Section 1.3 (except for the last sentence of this paragraph), if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may limit the number of Registrable Securities to be included in the registration and underwriting, or may exclude Registrable Securities entirely from such registration and underwriting subject to the terms of this Section 1.3; provided, however, that after the first public offering of the Company's securities, the number of Registrable Securities to be sold in any such registration shall not be reduced to below 25% of the total amount of securities included in such offering. The Company shall so advise all Holders of the Company's securities that would otherwise be registered and underwritten pursuant hereto, and the number of shares of such securities, including Registrable Securities, that may be included in the registration and underwriting shall be allocated in the following manner: shares, other than Registrable Securities, requested to be included in such registration by stockholders shall be excluded, and if a limitation on the number of shares is still required, the number of Registrable Securities that may be included shall be allocated among the Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by each such Holder at the

                                      5.

time of filing the Registration Statement. No securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration.

     If any Holder disapproves of the terms of the underwriting, it may elect to withdraw therefrom by written notice to the Company and the underwriter. The Registrable Securities so withdrawn shall also be withdrawn from registration. If by the withdrawal of such securities a greater number of securities held by other Holders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all Holders who have included securities in the registration the right to include additional securities in the same proportion used in determining the underwriter limitation in this Section 1.3(b).

          (c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

     1.4 Expenses of Registration. All Registration Expenses incurred in connection with the first two (2) registrations effected pursuant to Section 1.2, the first two (2) registrations effected pursuant to Section 1.9, and all registrations effected pursuant to Section 1.3 shall be borne by the Company. Unless otherwise stated, all Selling Expenses relating to securities registered on behalf of the Holders and all other Registration Expenses shall be borne by the Holders holding such securities pro rata on the basis of the number of shares so registered. The Company shall not be required to pay stock transfer taxes or underwriters' discounts or selling commissions relating to Registrable Securities. Notwithstanding anything to the contrary above, the Company shall not be required to pay for any Registration Expenses of any registration proceeding under Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to have been registered, unless such Holders agree to forfeit their right to a demand registration pursuant to Section 1.2 (in which event such right shall be forfeited by all Holders). In the absence of such an agreement to forfeit, the Holders of Registrable Securities to have been registered shall bear all such expenses pro rata on the basis of the Registrable Securities to have been registered. Notwithstanding the preceding sentence, however, if at the time of the withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request (and known by the Company at the time of such request), then the Holders shall not be required to pay any of said expenses and shall retain their rights pursuant to Section 1.2.

     1.5 Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

          (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its diligent best efforts to cause such registration statement to become effective, and keep such registration statement effective for up to one hundred eighty (180) days or until the distribution described in the Registration Statement has been completed.

                                      6.

          (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement.

          (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

          (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

          (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

          (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the 1933 Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

          (g) Deliver any documents customarily prepared in connection with any registrations, including an opinion of counsel to the Company covering legal matters relating to the registration and, to the extent practical a letter from the Company's independent certified public accountants as to matters relating to financial information contained in the registration statement.

     1.6  Indemnification.

          (a) The Company will, and does hereby undertake to, indemnify and hold harmless each Holder of Registrable Securities, each of such Holder's directors, officers, partners and agents, and each person controlling such Holder, with respect to any registration, qualification or compliance effected pursuant to this Section 1, and each underwriter, if any, and each person who controls any underwriter, of the Registrable Securities held by or issuable to such Holder, against all claims, losses, damages and liabilities (or actions in respect thereto) to which they may become subject under the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), or other federal or state law arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other similar document (including any related Registration Statement, notification, or the like) incident to any such registration, qualification or compliance, or based on any omission

                                      7.

(or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, or (ii) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, and each such Holder's directors, officers, partners, agents and controlling persons, and each such underwriter and such underwriter's controlling person, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or action arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by an instrument duly executed by such Holder or underwriter and stated to be specifically for use therein.

          (b) Each Holder will, and if Registrable Securities held by or issuable to such Holder are included in such registration, qualification or compliance, does hereby undertake to indemnify and hold harmless the Company, each of its directors and officers, and each person controlling the Company, each underwriter, if any, and each person who controls any underwriter, of the Company's securities covered by such a Registration Statement, and each other Holder, each of such other Holder's directors, officers, partners, and agents and each person controlling such other Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, and will reimburse the Company, each of its directors, officers and controlling persons, each such underwriter and such underwriter's controlling person, and each such other Holder, and each such other Holder's directors, officers, partners, agents and controlling persons, for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) was made in such Registration Statement, prospectus, offering circular or other document, in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein; provided, however, that the liability of each Holder hereunder shall be limited to the net proceeds received by such Holder from the sale of securities under such Registration Statement.

          (c) Each party entitled to indemnification under this Section 1.6 (the "Indemnified Party") shall give notice to the party required to provide such indemnification (the "Indemnifying Party") of any claim as to which indemnification may be sought promptly after such Indemnified Party has actual knowledge thereof, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be subject to approval by the Indemnified Party (whose approval shall not be unreasonably withheld) and the Indemnified Party may participate in such defense at the Indemnifying Party's expense if representation of such Indemnified Party would be inappropriate due to actual or

                                      8.

potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1, except to the extent that such failure to give notice shall materially adversely affect the Indemnifying Party in the defense of any such claim or any such litigation. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff therein, to such Indemnified Party, of a release from all liability in respect to such claim or litigation.

     1.7 Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 1.

     1.8 Transfer of Registration Rights. The rights, contained in Sections 1.2, 1.3 and 1.9 hereof, to cause the Company to register the Registrable Securities, may be assigned or otherwise conveyed to a transferee or assignee of Registrable Securities, who shall be considered a "Holder" for purposes of this
Section 1, provided that, (a) such transferee or assignee (i) receives such securities as a partner in connection with distributions by a Holder which is a partnership or (ii) acquires at least fifty percent (50%) of the shares of Registrable Securities originally held by such Holder or all of the Registrable Securities then held by such Holder, and (b) the Company is given written notice by such Holder at the time of or within a reasonable time after said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned and
(c) such transfer is otherwise effected in accordance with applicable federal and state securities laws.

     1.9 Form S-3. If the Company's stock becomes publicly traded, the Company shall use its best efforts to qualify for registration on Form S-3 and to that end the Company shall register (whether or not required by law to do so) the Common Stock under the 1934 Act within six (6) months following the effective date of the first registration of any securities of the Company on Form S-1. After the Company has qualified for the use of Form S-3, the Holders of Registrable Securities shall have the right to request registrations on Form S-3 thereafter under this Section 1.9. The Company shall give notice to all Holders of Registrable Securities of the receipt of a request for registration pursuant to this Section 1.9 and shall provide a reasonable opportunity for other Holders to participate in the registration.

     Subject to the foregoing, the Company will use its best efforts to effect as soon as practicable the registration of all shares of Registrable Securities on Form S-3 to the extent requested by the Holder or Holders thereof for purposes of disposition; provided, however, that the Company shall not be obligated to effect any such registration (i) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $500,000.00, (ii) if the Company shall furnish to such Holders a certificate signed by the President of the Company, stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company and its stockholders

                                      9.

for such Registration Statement to be filed at the date filing would be required, in which case the Company shall have an additional period of not more than sixty (60) days within which to file such Registration Statement, provided further, however, that the Company shall not use this right more than once in any 12-month period, (iii) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the 1933 Act, or (iv) during the period starting with the date sixty (60) days prior to the Company's estimated date of filing of, and ending on the date three
(3) months immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective and that the Company's estimate of the date of filing such registration statement is made in good faith. Notwithstanding the foregoing, nothing herein shall restrict, prohibit or limit in any way a Holder's ability to exercise its registration rights under Section 1.3 hereof. The Company shall not be required to effect more than two (2) registrations pursuant to this Section 1.9 in any 12-month period.

     1.10 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

     1.11 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least fifty percent (50%) of the Registrable Securities then outstanding and not registered, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder to (i) require the Company to effect a registration or (ii) include any securities in any registration filed under Section 1.2 or
1.3 hereof, unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not diminish the amount of Registrable Securities which are included in such registration and includes the equivalent of Section 1.13 as a term.

     1.12 Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

          (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the 1933 Act, at all times after it has become subject to the reporting requirements of the 1934 Act;

          (b) File with the SEC, in a timely manner, all reports and other documents required of the Company under the 1933 Act and 1934 Act (after it has become subject to such reporting requirements);

          (c) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with

                                      10.

the reporting requirements of said Rule 144 (at any time commencing ninety (90) days after the effective date of the first registration filed by the Company for an offering of its securities to the general public), the 1933 Act and the 1934 Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

     1.13 "Market Stand-Off" Agreement. Each Holder hereby agrees that (a) for the Designated Period (as hereafter defined) following the effective date of the first registration statement of the Company covering Common Stock (or other securities) to be sold on its behalf in an underwritten public offering and (b) during the seven (7) days prior to, and during the Designated Period following the effective date of a registration statement of the Company filed under the 1933 Act under which a Holder includes securities of the Company, it shall not, to the extent requested by the Company and any underwriter, sell, pledge, transfer, make any short sale of, loan, grant any option for the purchase of, or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any Common Stock held by it at any time during such period except Common Stock included in such registration; provided, that all officers and directors of the Company and all other persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements, and provided further that each Holder of Registrable Securities shall be subject to the same Designated Period and that the same terms and conditions imposed during each Designated Period shall apply equally to each Holder of Registrable Securities.

     In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

     As used in this Section 1.13, "Designated Period" shall mean a period of time determined by the Board of Directors after consultation with the underwriters, if any. As used herein, the Designated Period may be more than one period of time, if a specific portion of the shares subject to this Section 1.13, as determined by the Board of Directors, is assigned one period of time and one or more other portions of the shares subject to this Section 1.13 are assigned other periods of time.

     1.14 Amendment of Registration Rights. Any provision of this Section 1 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of not less than fifty percent (50%) of the Registrable Securities then outstanding and not registered. Any amendment or waiver effected in accordance with this Section shall be binding upon each Holder, each future Holder of Registrable Securities and the Company. Notwithstanding the foregoing, the written consent of the Holders of a majority of the Series B Preferred, Series E Preferred, Series F Preferred, Series G Preferred, Series H Preferred Stock, Series I Preferred Stock, Series J Preferred Stock or Series K Preferred Stock, as the case may be, shall be required for any amendment which adversely affects the Holders of any such series in a manner different from the Holders of any other series.

                                      11.

     1.15 Termination of Registration Rights. The rights of any particular Holder to request registration or inclusion in any registration pursuant to this
Section 1 shall terminate on the date which is five (5) years after the date of the initial underwritten public offering of the Company, and shall also terminate as to any Holder who holds less than two percent (2%) of the outstanding Common Stock determined in accordance with SEC Rule 144 (or any similar or analogous rule promulgated under the 1933 Act) at such time as such Holder is able to dispose of all of its Registrable Securities in any 90-day period pursuant to SEC Rule 144.

                                   SECTION 2

                               COMPANY COVENANTS

     Until the earlier of (i) such time as the Company shall first become subject to the periodic reporting requirements of Sections 13 or 15(d) of the 1934 Act, or any successor statute and any applicable rules promulgated thereunder by the SEC or (ii) the closing date of the Company's initial underwritten public offering, the Company hereby covenants and agrees as follows:

     2.1 Annual and Quarterly Financial Information. The Company shall provide each Investor (together with any subsidiary, affiliate or partner of such Investor), which originally held at least twenty percent (20%) of the outstanding shares of the Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock, Series J Preferred Stock or Series K Preferred Stock (including any shares of Common Stock issued upon conversion thereof) at the time of its initial purchase, the following reports:

          (a) As soon as practicable after the end of each fiscal year, and in any event within 120 days thereafter, an audited consolidated balance sheet of the Company and its subsidiaries, if any, as at the end of such fiscal year, and audited consolidated statements of income, retained earnings and cash flows of the Company and its subsidiaries, if any, for such fiscal year, prepared in accordance with generally accepted accounting principles and setting forth in each case in comparative form the figures for the previous fiscal year, if any, all in reasonable detail and accompanied by a report and opinion thereon by independent certified public accountants of national standing selected by the Company's Board of Directors; and

          (b) As soon as practicable after the end of each of the first three quarters of the fiscal year, but in any event within sixty (60) days after the end of each such quarter, the Company's unaudited consolidated balance sheet as of the end of such quarter, and its unaudited consolidated statements of income, retained earnings and cash flows for such quarter, all in reasonable detail and, insofar as practicable, prepared in accordance with generally accepted accounting principles and certified by the principal financial or accounting officer of the Company.

          In addition to any other events upon which the rights set forth in this Section 2.1 may terminate, the rights set forth in this Section 2.1 shall terminate, as to any such Investor, at such time as it no longer owns at least twenty percent (20%) of the shares of Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock, Series J Preferred Stock or Series K Preferred Stock

                                      12.

originally held by such Investor, including any shares of Common Stock issued upon conversion thereof, as set forth opposite such Investor's name on Exhibit A attached hereto.

     2.2 Inspection. The Company shall permit each Investor which (together with any subsidiary, affiliate, or partner of such Investor) originally held at least twenty percent (20%) of the outstanding Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock, Series J Preferred Stock or Series K Preferred Stock (including any Common Stock issued on conversion thereof) at the time of its initial purchase, its attorney or its other representative to visit and inspect the Company's properties, to examine the Company's books of account and other records, to make copies or extracts therefrom and to discuss the Company's affairs, finances and accounts with its officers, management employees and independent accountants, all at such reasonable times and as often as such Investor may reasonably request. In addition to any other events upon which the rights set forth in this Section 2.2 may terminate, the rights set forth in this
Section 2.2 shall terminate, as to any such Investor, at such time as it no longer owns at least twenty percent (20%) of the shares of Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock, Series J Preferred Stock or Series K Preferred Stock originally held by such Investor, including any shares of Common Stock issued upon conversion thereof, as set forth opposite such Investor's name on Exhibit A attached hereto.

     2.3 Transfer of Rights. The rights granted pursuant to this Section 2 may not be assigned or otherwise conveyed by any Investor or by any subsequent transferee of any such rights without the written consent of the Company, which consent shall not be unreasonably withheld; provided that (a) the Company may refuse such written consent if the proposed transferee is reasonably believed by the Company to be a competitor of the Company; (b) no such written consent shall be required if the transfer is in connection with a transfer of at least twenty percent (20%) of the then outstanding Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock, Series J Preferred Stock or Series K Preferred Stock (including any Common Stock issued on conversion thereof); (c) the Company is given timely written notice of such transfer of rights and (d) the Company shall not be obliged to consent to the transfer of the rights set forth in Section 2.2 unless the transferee is the holder of at least twenty percent (20%) of the then outstanding Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock, Series J Preferred Stock or Series K Preferred Stock (including any Common Stock issued on conversion thereof).

                                   SECTION 3

                             RIGHT OF FIRST REFUSAL

     3.1 Pro Rata Right. The Company hereby grants to each Investor the right of first refusal to purchase up to its pro rata share of all (or any part of) New Securities (as defined in Section 3.2 hereof) which the Company may, from time to time, propose to sell and issue. An Investor's pro rata share, for purposes of this right of first refusal, is the ratio (A) the numerator of which is the number of shares of Common Stock then held by such Investor plus the number of shares of Common Stock issuable to such Investor upon the conversion of shares of Preferred

                                      13.

Stock then held by such Investor on the date of the Company's written notice pursuant to Section 3.3 hereof and (B) the denominator of which is the number of shares of Common Stock outstanding on such date (on an as-converted basis). This right of first refusal shall furthermore be subject to the following provisions of this Section 3.

     3.2 New Securities. "New Securities" shall mean any capital stock of the Company, whether now authorized or not, and rights, options or warrants to purchase capital stock, and securities of any type whatsoever that are, or may become, convertible into capital stock; provided that the term "New Securities" does not include (i) securities issuable upon conversion of or with respect to currently outstanding Preferred Stock or the shares issued or issuable pursuant to the Series K Agreement or upon exercise of any currently outstanding warrants to purchase capital stock; (ii) securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all the assets or other reorganization whereby the Company owns more than fifty percent (50%) of the voting power of such corporation; (iii) Common Stock (including options to purchase Common Stock) issued to employees, consultants or directors of the Company pursuant to any stock option plan or stock purchase or stock bonus agreement or arrangement approved by the Board of Directors of the Company; (iv) securities issued in connection with business relationships with equipment lessors, vendors or customers (not to exceed 25,000 shares of Common Stock (as presently constituted)); (v) securities issued pursuant to any stock dividend, stock split, combination, recapitalization or other reclassification by the Company of any of its capital stock; (vi) the issuance of shares pursuant to the Series K Agreement.

     3.3 Required Notices. In the event the Company proposes to undertake an issuance of New Securities, it shall give each Investor written notice of its intention, describing the type of New Securities, the price and the general terms upon which the Company proposes to issue the same. Each Investor shall have twenty (20) days from the date of receipt of any such notice to agree to purchase the Investor's pro rata share of such New Securities for the price and upon the general terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

     3.4 Company's Right to Sell. In the event the Investors fail to exercise within said twenty-day period the right of first refusal as to all New Securities offered in such notice, the Company shall have 120 days thereafter to sell all such New Securities not elected to be purchased by the Investors, at a price and upon general terms no more favorable in any material respect to the purchasers thereof than specified in the Company's notice. In the event the Company has not sold all such New Securities within said 120-day period, the Company shall not thereafter issue or sell any New Securities, without first offering such securities to the Investors in the manner provided herein.

     3.5  Expiration of Right.  The right of first refusal granted under this
Section 3 shall not apply to, and shall expire upon, the closing of the sale of shares of Common Stock in a firm commitment underwritten public offering registered under the 1933 Act (other than a registration relating solely to a transaction under Rule 145 under the 1933 Act or any successor rule thereto) (hereinafter, a "Qualified Public Offering").

                                      14.

     3.6 Assignment. The right of first refusal set forth in this Section 3 is nonassignable, except that (a) such right is assignable by each Investor to any wholly owned subsidiary or parent of, or to any corporation, entity or other person which is, within the meaning of the 1933 Act, controlling, controlled by or under common control with, such Investor, (b) upon the death of any individual Investor, such right shall pass to the beneficiaries under the deceased Investor's last will and testament or to the distributees of the deceased Investor's estate, and (c) such right is assignable by a partnership to its partners in connection with distributions to the partners and if so assigned all such partners will be treated as one Investor for purposes of this Section 3.

                                   SECTION 4

                                 MISCELLANEOUS

     4.1 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents made and to be performed entirely with the State of California.

     4.2 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

     4.3 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

     4.4 Severability. Any invalidity, illegality or limitation of the enforceability with respect to any Investor of any one or more of the provisions of this Agreement, or any part thereof, whether arising by reason of the law of any such person's domicile or otherwise, shall in no way affect or impair the validity, legality or enforceability of this Agreement with respect to other Investors. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     4.5 Amendment and Waiver. Except as otherwise expressly provided herein, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely) with the written consent of the Company and Investors (or their transferees) holding at least fifty percent (50%) of the shares of the Series B Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock, the Series H Preferred Stock, Series I Preferred Stock, Series J Preferred Stock and Series K Preferred Stock, voting together as a single group (treated as if converted at the conversion rate then in effect and including, for such purposes, any shares of Common Stock into which any shares of Preferred Stock have been converted, which shares of Common Stock

                                      15.

have not been sold to the public). Notwithstanding the foregoing, the written consent of the Holders of a majority of the Series B Preferred, Series E Preferred, Series F Preferred, Series G Preferred, Series H Preferred, the Series I Preferred Stock, Series J Preferred Stock or Series K Preferred Stock, as the case may be, shall be required for any amendment which adversely affects the Holders of any such series in a manner different from the Holders of any other series. Any amendment or waiver effected in accordance with this Section
4.5 shall be binding upon each Investor and each of their future transferees. Upon the effectuation of each such amendment or waiver, the Company shall promptly give written notice thereof to those Investors who have not previously consented thereto in writing.

     4.6 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to the Company or to any Investor or any of their transferees upon any breach, default or noncompliance of any Investor, or any transferee or the Company under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on the part of the Company, the Investors of any breach, default or noncompliance under this Agreement or any waiver on the Company's or the Investors' part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing and that all remedies, either under this Agreement, by law, or otherwise afforded to the Company and the Investors shall be cumulative and not alternative.

     4.7 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery or upon confirmed delivery by facsimile or telecopy, or on the fifth day (or the tenth day if to a party with a foreign address) following mailing by registered or certified mail, return receipt requested, postage prepaid, addressed: (a) if to an Investor, at such Investor's address as set forth on the schedule attached hereto, or at such other address as such Investor shall have furnished to the Company in writing, or (b) if to the Company, at its address first above written, or at such other address as the Company shall have furnished to the Investors in writing (with a copy to Cooley Godward Castro llp, One Maritime Plaza, 20/th/ Floor, San Francisco, CA 94111,
Attention: Deborah A. Marshall).

     4.8 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     4.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

                                      16.

                           Investor Rights Agreement

     In Witness Whereof, this Agreement has been duly executed and delivered by the parties as of the date first above written.

TELIK, INC.                          INVESTORS:

                                     ALTA V LIMITED PARTNERSHIP

                                     BY:  ALTA V MANAGEMENT PARTNERS, L.P.

By:______________________________
     Michael M. Wick, M.D., Ph.D.
     President, Chief Executive
     Officer and Chairman            By:______________________________________
                                           General Partner


                                     CUSTOMS HOUSE PARTNERS


                                     By:______________________________________
                                           General Partner


                                     DELPHI VENTURES II, L.P.

                                     BY: DELPHI MANAGEMENT PARTNERS II, L.P.
                                     GENERAL PARTNER


                                     By:______________________________________
                                          General Partner



                                     DELPHI INVESTMENTS II, L.P.

                                     By:    DELPHI MANAGEMENT PARTNERS II, L.P.
                                            GENERAL PARTNER


                                     By:______________________________________
                                          General Partner

                                      17.

                                     WPG ENTERPRISE FUND, L.P.

                                     BY:  WPG VENTURE PARTNERS II, L.P.,
                                          GENERAL PARTNER


                                     By:_______________________________________
                                          General Partner


                                     WEISS, PECK & GREER VENTURE
                                         ASSOCIATES II, L.P.


                                     BY:  WPG VENTURE PARTNERS II, L.P.,
                                          GENERAL PARTNER


                                     By:______________________________________
                                           General Partner


                                     WEISS, PECK & GREER VENTURE
                                         ASSOCIATES II (OVERSEAS), LTD.


                                     By:_______________________________________

                                     Title:____________________________________



                                     CV SOFINNOVA VENTURES PARTNERS II


                                     By:_______________________________________
                                            General Partner

                                     ALPHA VENTURE PARTNERS III



                                     By:______________________________________
                                          General Partner

                                     Entity Affilated with Palladin Group

                                     By:______________________________________

                                     Entity Affiliated with Alta V Limited
                                     Partnership

                                     By:______________________________________


                                      18.

                                     GC&H INVESTMENTS


                                     By:_______________________________________
                                          Executive Partner


                                     WS INVESTMENTS


                                     By:_______________________________________
                                           General Partner


                                     G&G DIAGNOSTICS
                                         LIMITED PARTNERSHIP II


                                     By:_______________________________________
                                          General Partner


                                     SWANSON FAMILY FUND, LTD.


                                     By:_______________________________________
                                           General Partner


                                     OXFORD BIOSCIENCE PARTNERS L.P.

                                     BY:  OBP MANAGEMENT L.P.
                                          GENERAL PARTNER


                                     By:_______________________________________
                                          Edmund M. Olivier
                                          General Partner

                                      19.

                                     OXFORD BIOSCIENCE PARTNERS
                                         (Bermuda) LIMITED PARTNERSHIP

                                     BY: OBP MANAGEMENT (Bermuda)
                                         LIMITED PARTNERSHIP
                                         GENERAL PARTNER


                                     By:_______________________________________
                                         Edmund M. Olivier
                                         General Partner

                                     OXFORD BIOSCIENCE PARTNERS
                                         (Adjunct) L.P.

                                     BY:  OBP MANAGEMENT L.P.
                                          GENERAL PARTNER


                                     By:_______________________________________
                                          Edmund M. Olivier
                                          General Partner

                                     ROVENT II LIMITED PARTNERSHIP

                                     By:  ADVENT INTERNATIONAL LIMITED
                                          PARTNERSHIP, GENERAL PARTNER

                                     By:  ADVENT INTERNATIONAL CORPORATION,
                                          GENERAL PARTNER


                                     By:_______________________________________
                                           Jason Fisherman

                                     GOLDEN GATE DEVELOPMENT AND INVESTMENT
                                           LIMITED PARTNERSHIP

                                     By:  ADVENT INTERNATIONAL LIMITED
                                          PARTNERSHIP, GENERAL PARTNER

                                     By:  ADVENT INTERNATIONAL CORPORATION,
                                          GENERAL PARTNER

                                     By:_______________________________________
                                           Jason Fisherman

                                      20.

                                     GLOBAL PRIVATE EQUITY II
                                         LIMITED PARTNERSHIP

                                     By:  ADVENT INTERNATIONAL LIMITED
                                          PARTNERSHIP, GENERAL PARTNER

                                     By:  ADVENT INTERNATIONAL CORPORATION,
                                          GENERAL PARTNER



                                     By:_______________________________________
                                           Jason Fisherman


                                     ADVENT INTERNATIONAL INVESTORS II
                                           LIMITED PARTNERSHIP

                                     By:  ADVENT INTERNATIONAL CORPORATION,
                                          GENERAL PARTNER



                                     By:_______________________________________
                                          Jason Fisherman


                                     H&Q LIFE SCIENCES INVESTORS

                                     BY:  H&Q LIFE SCIENCES INVESTORS

                                     BY:_______________________________________

                                     PIPER M. EVANS REVOCABLE TRUST



                                     __________________________________________
                                     Piper M. Evans, Trustee


                                     __________________________________________
                                     David Gibbons


                                     __________________________________________
                                     Dennis Puorro and Elizabeth Gibbons

                                      21.

                                     _________________________________________
                                     Bruce Kirschner


                                     __________________________________________
                                     Peter L. Evans


                                     __________________________________________
                                     Francisco A. Garcia


                                     __________________________________________
                                     Mary Gibbons


                                     __________________________________________
                                     Burr Heneman


                                     __________________________________________
                                     Robert McCready


                                     __________________________________________
                                     Kingsley Murphy


                                     __________________________________________
                                     Matthew Pemberton


                                     __________________________________________
                                     Joel M. Skidmore


                                     __________________________________________
                                     James F. Zucherman


                                     __________________________________________
                                     Sam Nelson

                                      22.

                                     __________________________________________
                                     Guy Saperstein


                                     __________________________________________
                                     Alan B. Slifka

                                     ZUCKERMAN FAMILY TRUST



                                     __________________________________________
                                     David S. Zuckerman, Trustee


                                     __________________________________________
                                     Annette Bianchi


                                     __________________________________________
                                     Alex Zaffaroni


                                     S.R. ONE LIMITED


                                     By:_______________________________________

                                     Title:____________________________________



                                     N.V. GIMV


                                     By:_______________________________________

                                     Title:____________________________________


                                     H&Q HEALTHCARE INVESTORS


                                     By:_______________________________________

                                     Title:____________________________________

                                      23.

                                     ADVENT PERFORMANCE MATERIALS LIMITED
                                     PARTNERSHIP


                                     By:_______________________________________

                                     Title:____________________________________



                                     MURPHY FAMILY REVOCABLE TRUST


                                     By:_______________________________________

                                     Title:____________________________________



                                     RADIAL EQUIPMENT CO.


                                     By:_______________________________________

                                     Title:____________________________________

                                     CLEMENT E. GALANTE, TRUSTEE U/T/A DATED
                                     OCTOBER 23, 1990


                                     By:_______________________________________

                                     Title:____________________________________



                                     __________________________________________
                                     Richard F. Borch



                                     __________________________________________
                                     Eugene D. Brody

                                      24.

                                   _______________________________________
                                   Timothy J. Brodnik


                                   The Health Care and Biotechnology
                                   Venture Fund


                                   By:____________________________________

                                   Title:_________________________________


                                   James A. Delaney III Declaration of Trust
                                   Dated June 9, 1993


                                   By:____________________________________
                                       James A. Delaney, Trustee


                                   _______________________________________
                                   Virginia B. Slifka


                                   David J.B. Slifka


                                   By:____________________________________
                                       Alan B. Slifka


                                   Alan B. Slifka Trust


                                   By:____________________________________
                                       Alan B. Slifka, Trustee


                                   Sanwa Kagaku Kenkyusho Co., Ltd.


                                   By:____________________________________

                                   Name:__________________________________

                                      25.

                                   Title:____________________________________


                                   FEI Biomedicine Private Equity Holding,
                                   Inc.


                                   By: International Biomedicine
                                   Management Partners, Inc.


                                   By:_______________________________________
                                   General Partner


                                   Delphi BioInvestments II, L.P.


                                   By:    Delphi Management Partners II, L.P.
                                          General Partner


                                   By:_______________________________________
                                          General Partner


                                   Fujigin Capital Company


                                   By:_______________________________________

                                   Name:_____________________________________

                                   Title:____________________________________


                                   __________________________________________
                                   Jerrold L Glick


                                   Margaret S. Polly Finder and Kenneth A.
                                   Finder

                                   __________________________________________

                                   __________________________________________

                                      26.

                                   John William Polley and Kimberly Ann
                                   Polley

                                   ___________________________________________

                                   ___________________________________________


                                   ___________________________________________
                                   Barry J. Schieber

                                      27.

                                   Exhibit A

                             SCHEDULE OF INVESTORS


                                                Number of Shares of Preferred
        Name and Address                                    Stock
----------------------------------------        -----------------------------
Series B Investor

G & G Diagnostics Limited Partnership II                    20,000
90 Oak Street
Newton, MA 02164
Attention:  Irwin Gruverman

Series B Total:                                             20,000

Series E Investors:

Alta V Limited Partnership                                  29,688
c/o Burr Egan Deleage & Co.
One Embarcadero Center, Suite 4050
San Francisco, CA 94111
Attention:  Mr. Jean Deleage

Customs House Partners                                         312
c/o Burr Egan Deleage & Co.
One Embarcadero Center, Suite 4050
San Francisco, CA 94111
Attention:  Mr. Jean Deleage

Delphi Ventures II, L.P.                                    24,860
3000 Sand Hill Road
Building 1, Suite 135
Menlo Park, CA 94025
Attention:  Ms. Erin Alley

Delphi Investments II, L.P.                                    140
3000 Sand Hill Road
Building 1, Suite 135
Menlo Park, CA 94025
Attention:  Ms. Erin Alley

                                      1.

                                                Number of Shares of Preferred
        Name and Address                                    Stock
----------------------------------------        -----------------------------

Series E Investors:

WPG Enterprise Fund, L.P.                                   13,290
c/o Weiss, Peck & Greer
555 California Street, Suite 4760
San Francisco, CA 94104
Attention:  Ms. Annette M. Bianchi

Weiss, Peck & Greer Venture                                  9,605
  Associates II, L.P.
555 California Street, Suite 4760
San Francisco, CA 94104
Attention:  Ms. Annette M. Bianchi

Weiss, Peck & Greer Venture                                  2,105
  Associates II (Overseas), L.P.
c/o BankAmerica Trust & Banking Corporation
  (Cayman) Limited
P.O. Box 1092
Anchorage Center, Harbour Drive
Grand Cayman, B.W.I.
Attention:  Mr. Patrick Keating

CV Sofinnova Venture Partners II                            10,000
c/o Sofinnova Inc.
One Market Plaza
Stewart Tower, Suite 2630
San Francisco, CA 94105
Attention:  Dr. Michael Powell

Alpha Venture Partners III                                  20,000
545 Middlefield Road
Suite 170
Menlo Park, CA 94025
Attention:  Mr. Sam Urcis

GC&H Investments                                             1,000
Cooley Godward LLP
One Maritime Plaza, 20th Floor
San Francisco, CA 94111-3580
Attention:  Ms. Jeanne Meyer

                                      2.

                                                Number of Shares of Preferred
        Name and Address                                    Stock
----------------------------------------        -----------------------------

WS Investments                                                300
Wilson, Sonsini, Goodrich & Rosati
650 Page Mill Road
Palo Alto, CA 94304
Attention:  Frank Currie, Esq.

Annette Bianchi                                               200
1535 Seneca Lane
San Mateo, CA 94402

Swanson Family Fund, Ltd.                                   2,000
222 Sutter Street - 8th Floor
San Francisco, CA 94108
Attention:  Robert Swanson

Alejandro Zaffaroni                                         1,000
c/o Gonzalo Silveira
Interhealth
40909 Miranda Avenue
Suite 275
Palo Alto, CA 94304

Series E Total:                                           114,500

Series F Investors:

Alta V Limited Partnership                                 19,792
c/o Burr Egan Deleage & Co.
One Embarcadero Center, Suite 4050
San Francisco, CA 94111
Attention:  Mr. Jean Deleage

Customs House Partners                                        208
c/o Burr Egan Deleage & Co.
One Embarcadero Center, Suite 4050
San Francisco, CA 94111
Attention:  Mr. Jean Deleage

                                      3.

                                               Number of Shares of Preferred
        Name and Address                                  Stock
------------------------------------           -----------------------------

Delphi Ventures II, L.P.                                   14,924
3000 Sand Hill Road
Building 1, Suite 135
Menlo Park, CA 94025
Attention: Ms. Erin Alley

Delphi Investments II, L.P.                                    76
3000 Sand Hill Road
Building 1, Suite 135
Menlo Park, CA 94025
Attention: Ms. Erin Alley

WPG Enterprise Fund, L.P.                                  10,632
c/o Weiss, Peck & Greer
555 California Street, Suite 4760
San Francisco, CA 94104
Attention: Ms. Annette M. Bianchi

Weiss, Peck & Greer Venture                                 7,684
  Associates II, L.P.
555 California Street, Suite 4760
San Francisco, CA 94104
Attention: Ms. Annette M. Bianchi

Weiss, Peck & Greer Venture                                 1,684
  Associates II (Overseas), Ltd.
c/o BankAmerica Trust & Banking Corporation
  (Cayman) Limited
P.O. Box 1092
Anchorage Center, Harbour Drive
Grand Cayman, B.W.I.
Attention: Mr. Patrick Keating

CV Sofinnova Venture Partners II                            8,000
c/o Sofinnova Inc.
One Market Plaza
Stewart Tower, Suite 2630
San Francisco, CA 94105
Attention:  Dr. Michael Powell

                                      4.

                                               Number of Shares of Preferred
        Name and Address                                  Stock
------------------------------------           -----------------------------

Alpha Venture Partners III                                16,000
545 Middlefield Road, Suite 170
Menlo Park, CA 94025
Attention: Mr. Sam Urcis

GC&H Investments                                             500
Cooley Godward llp
One Maritime Plaza, 20th Floor
San Francisco, CA  94111-3580
Attention:  Ms. Jeanne Meyer

Oxford Bioscience Partners L.P.                           25,050
650 Town Center Drive, Suite 810
Costa Mesa, CA 92626
Attention: Mr. Edmund M. Olivier

Oxford Bioscience Partners (Bermuda)                       6,950
Limited Partnership
650 Town Center Drive, Suite 810
Costa Mesa, CA 92626
Attention: Mr. Edmund M. Olivier

Oxford Bioscience Partners (Adjunct) L.P.                  8,000
650 Town Center Drive, Suite 810
Costa Mesa, CA 92626
Attention: Mr. Edmund M. Olivier

Rovent II Limited Partnership                             13,800
c/o Advent International Corporation
101 Federal Street
Boston, MA 02110
Attention: Jason Fisherman

Golden Gate Development and                                8,000
  Investment Limited Partnership
c/o Advent International Corporation
101 Federal Street
Boston, MA 02110
Attention: Jason Fisherman

                                      5.

                                               Number of Shares of Preferred
        Name and Address                                  Stock
------------------------------------           -----------------------------

Global Private Equity II                                  28,000
  Limited Partnership
c/o Advent International Corporation
101 Federal Street
Boston, MA 02110
Attention: Jason Fisherman

Advent International Investors II                            200
  Limited Partnership
c/o Advent International Corporation
Attention: Jason Fisherman
101 Federal Street
Boston, MA 02110

Annette Bianchi                                              100
1535 Seneca Lane
San Mateo, CA 94402

Series F Total:                                          169,600

Series G Investors:

H&Q Life Sciences Investors                               22,500
50 Rowes Wharf, 4th Floor
Boston, MA 02110
Attention: Alan Carr

H&Q Healthcare Investors                                  27,500
50 Rowes Wharf, 4/th/ Floor
Boston, MA 02110
Attention: Alan Carr

Alta V Limited Partnership                                22,167
c/o Burr Egan Deleage & Co.
One Embarcadero Center, Suite 4050
San Francisco, CA 94111
Attention:  Mr. Jean Deleage

                                      6.

                                               Number of Shares of Preferred
        Name and Address                                  Stock
------------------------------------           -----------------------------

Customs House Partners                                       233
c/o Burr Egan Deleage & Co.
One Embarcadero Center, Suite 4050
San Francisco, CA 94111
Attention: Mr. Jean Deleage

Delphi Ventures II, L.P.                                  11,939
3000 Sand Hill Road
Building 1, Suite 135
Menlo Park, CA 94025
Attention: Ms. Erin Alley

Delphi Investments II, L.P.                                   61
3000 Sand Hill Road
Building 1, Suite 135
Menlo Park, CA 94025
Attention: Ms. Erin Alley

WPG Enterprise Fund, L.P.                                 10,632
c/o Weiss, Peck & Greer
555 California Street, Suite 4760
San Francisco, CA 94104
Attention: Ms. Annette M. Bianchi

Weiss, Peck & Greer Venture                                7,684
  Associates II, L.P.
555 California Street, Suite 4760
San Francisco, CA 94104
Attention: Ms. Annette M. Bianchi

Weiss, Peck & Greer Venture                                1,684
  Associates II (Overseas), Ltd.
c/o BankAmerica Trust & Banking Corporation
  (Cayman) Limited
P.O. Box 1092
Anchorage Center, Harbour Drive
Grand Cayman, B.W.I.
Attention: Mr. Patrick Keating

                                      7.

                                               Number of Shares of Preferred
        Name and Address                                  Stock
------------------------------------           -----------------------------

CV Sofinnova Venture Partners II                           2,000
c/o Sofinnova Inc.
One Market Plaza
Stewart Tower, Suite 2630
San Francisco, CA 94105
Attention: Dr. Michael Powell

Alpha Venture Partners III                                16,000
545 Middlefield Road, Suite 170
Menlo Park, CA 94025
Attention: Mr. Sam Urcis

Oxford Bioscience Partners L.P.                           10,020
650 Town Center Drive, Suite 810
Costa Mesa, CA 92626
Attention: Mr. Edmund M. Olivier

Oxford Bioscience Partners (Bermuda)                       2,780
Limited Partnership
650 Town Center Drive, Suite 810
Costa Mesa, CA 92626
Attention: Mr. Edmund M. Olivier

Oxford Bioscience Partners (Adjunct) L.P.                  3,200
650 Town Center Drive, Suite 810
Costa Mesa, CA 92626
Attention: Mr. Edmund M. Olivier

Rovent II Limited Partnership                              6,072
c/o Advent International Corporation
101 Federal Street
Boston, MA 02110
Attention: Jason Fisherman

Golden Gate Development and                                3,520
  Investment Limited Partnership
c/o Advent International Corporation
101 Federal Street
Boston, MA 02110
Attention: Jason Fisherman

                                      8.

                                               Number of Shares of Preferred
        Name and Address                                  Stock
------------------------------------           -----------------------------

Global Private Equity II                                  12,320
  Limited Partnership
c/o Advent International Corporation
101 Federal Street
Boston, MA 02110
Attention: Jason Fisherman

Advent International Investors II                             88
  Limited Partnership
c/o Advent International Corporation
101 Federal Street
Boston, MA 02110
Attention: Jason Fisherman

Advent Performance Materials Limited Partnership           6,000
c/o Advent International Corporation
101 Federal Street
Boston, MA 02110
Attention: Jason Fisherman

Annette Bianchi                                               60
1535 Seneca Lane
San Mateo, CA 94402

Peter L. Evans Revocable Trust                            21,000
5530 Moraga Avenue
Oakland,  CA 94611
Attention: Peter L. Evans, Trustee

Piper M. Evans Revocable Trust                             1,000
2312 Washington Street
San Francisco, CA 94115
Attention: Piper M. Evans, Trustee

Francisco A. Garcia                                        2,040
881 Ocean Drive, Apt. 20F
Key Biscayne, FL 33149

David Gibbons                                              2,000
44 East Third Street
New York, NY 10003

                                      9.

                                               Number of Shares of Preferred
        Name and Address                                  Stock
------------------------------------           -----------------------------

Mary Weitzel Gibbons Revocable Trust                       4,000
449 Parker Avenue
San Francisco, CA 94118
Attention: Mary Weitzel Gibbons, Trustee

Gibbons/Puorro Family Revocable Trust                      3,700
449 Park Avenue
San Francisco, CA 94118
Attention: Dennis Puorro and Elizabeth
  Gibbons, Co-trustees

Burr Heneman                                               1,000
35 Horseshoe Hill, Star Route
Bolinas, CA 94924

Bruce Irwin Kirschner                                      1,000
1828 El Camino Real, Suite 404
Burlingame, CA 94010

McCready Family Revocable Trust                            2,000
144 Cassidy Road
Sequim, WA 98382
Attention: Robert McCready, Trustee

Kingsley H. Murphy IV Trust                                1,000
60 Fairway Drive
San Rafael, CA 94901
Attention: Kingsley Murphy, Trustee

Kingsley H. Murphy, III and Cynthia B. Murphy,             2,400
as Co-Trustees of the
Murphy Family Revocable Trust
60 Fairway Drive
San Rafael, CA 94901
Attention: Kingsley Murphy, Trustee

Sam Nelson and Paula Polley Nelson                         2,000
4276 Rockridge Place
West Vancouver, British Columbia
V7W2Y4 CANADA

                                      10.

                                                   Number of Shares of Preferred
             Name and Address                                  Stock
----------------------------------------------     -----------------------------

Matthew A. and Suzan L. Pemberton                                2,000
One Sansome Street, Suite 1700
San Francisco, CA 94104

Guy Saperstein                                                  12,600
52 Glen Alpine Road
Piedmont, CA 94611

Skidmore Family Revocable Trust                                  2,000
202 Edgewood Avenue
San Francisco, CA 94117
Attention:  Joel M. Skidmore, Trustee

James F. Zucherman                                               1,000
#1 Shrader Street
San Francisco, CA 94117

Zuckerman Family Trust                                           6,800
Zuckerman & McQuillar
Four Embarcadero Center, Suite 3610
San Francisco, CA 94111
Attention:  David S. Zuckerman, Trustee

N.V. GIMV                                                       15,000
Karel Oomsstraat 37
2018 Antwerpen
BELGIUM
Attn:  Mr. Patrick Van Beneden

Radial Equipment Co.                                             2,000
1600 Wynkoop Street, Suite 200
Denver, CO  80202
Attn:  Mr. Jerrold L. Glick

Trust: Clement E. Galante, Trustee                               1,050
Under Trust Agreement
Dated October 23, 1990
8 Sea Cliff Avenue
San Francisco, CA  94121
Attn:  Mr. Clement E. Galante, Trustee

                                      11.

                                                   Number of Shares of Preferred
             Name and Address                                  Stock
----------------------------------------------     -----------------------------

Richard F. Borch                                                 1,000
4 Bromley Road
Pittsford, NY  14534

Eugene D. Brody                                                  1,000
119 E. 79th Street
New York, NY  10021

Timothy J. Brodnik                                               1,000
2014 Hunter Mill Road
Vienna, VA  22181

The Health Care and                                             10,000
Biotechnology Venture Fund
c/o MDS Health Ventures Capital Corp.
100 International Boulevard
Etobicoke, Ontario M9W 6J6
CANADA
Attn:  Mr. Michael J. Callaghan
       Vice President

James A. Delaney III                                             1,000
Declaration of Trust
Dated 6/9/93
633 Ardsley Road
Winnetka, IL  60093

Alan B. Slifka                                                   2,000
911 Park Avenue, Apt. 11B
New York, NY  10021

Alan B. Slifka                                                   1,000
c/f David J.B. Slifka, a minor
477 Madison Avenue
New York, NY  10022

Virginia B. Slifka                                               2,000
911 Park Avenue, Apt. 11B
New York, NY  10021

                                      12.

                                                   Number of Shares of Preferred
             Name and Address                                  Stock
----------------------------------------------     -----------------------------

Alan B. Slifka Trust                                             2,000
477 Madison Avenue
New York, NY  10022

Series G Total:                                                273,050

Series H Investors

S.R. One Limited                                                30,000
SmithKline Beecham
200 North 16th Street
Philadelphia, PA  19102

Sanwa Kagaku Kenkyusho Co., Ltd.                                60,000
35 Higashi Sotobori-cho
Higashi-ku, Nagoya 461
JAPAN

Series H Total:                                                 90,000

Series I Investors

Sanwa Kagaku Kenkyusho Co., Ltd.                                60,000
35 Higashi Sotobori-cho
Higashi-ku, Nagoya 461
JAPAN

Global Private Equity II Limited Partnership                     6,072
c/o Advent International Corporation
101 Federal Street
Boston, CA  02110
Attn:  Jason Fisherman

Rovent II Limited Partnership                                    2,898
c/o Advent International Corporation
101 Federal Street
Boston, CA  02110
Attn:  Jason Fisherman

                                      13.

                                                   Number of Shares of Preferred
             Name and Address                                  Stock
----------------------------------------------     -----------------------------

Advent Performance Materials Limited Partnership                 3,036
c/o Advent International Corporation
101 Federal Street
Boston, CA  02110
Attn:  Jason Fisherman

Golden Gate Development and Investment                           1,794
Limited Partnership
c/o Advent International Corporation
101 Federal Street
Boston, CA  02110
Attn:  Jason Fisherman

Alta V Limited Partners                                         12,469
c/o Burr Egan Deleage & Co.
One Embarcadero Center, Suite 4050
San Francisco, CA 94111
Attention:  Mr. Jean Deleage

Customs House Partners                                             131
c/o Burr Egan Deleage & Co.
One Embarcadero Center, Suite 4050
San Francisco, CA 94111
Attention:  Mr. Jean Deleage

Delphi Ventures II, L.P.                                         8,954
3000 Sand Hill Road
Building 1, Suite 135
Menlo Park, CA 94025
Attention:  Ms. Erin Alley

Delphi BioInvestments II, L.P.                                      46
3000 Sand Hill Road
Building 1, Suite 135
Menlo Park, CA 94025
Attention:  Ms. Erin Alley

Oxford Bioscience Partners (Bermuda)                             1,668
Limited Partnership
650 Town Center Drive, Suite 810
Costa Mesa, CA  92626
Attn: Edmund Olivier

                                      14.

                                                   Number of Shares of Preferred
             Name and Address                                  Stock
----------------------------------------------     -----------------------------

Oxford Bioscience Partners L.P.                                  6,012
650 Town Center Drive, Suite 810
Costa Mesa, CA  92626
Attn: Edmund Olivier

Oxford Bioscience Partners (Adjunct) L.P.                        1,920
650 Town Center Drive, Suite 810
Costa Mesa, CA  92626
Attn: Edmund Olivier

CV Sofinnova Ventures Partners II                                3,600
c/o Sofinnova Inc.
One Market Plaza
Stewart Tower, Suite 2630
San Francisco, CA  94105
Attention:  Dr. Michael Powell

WPG Enterprise Fund, L.P.                                        6,060
c/o Weiss, Peck & Greer
555 California Street, Suite 4760
San Francisco, CA 94104
Attention:  Ms. Annette M. Bianchi

Weiss, Peck & Greer Venture                                      4,380
Associates II, L.P.
555 California Street, Suite 4760
San Francisco, CA 94104
Attention:  Ms. Annette M. Bianchi

Weiss, Peck & Greer Venture                                        960
Associates II (Overseas) L.P.
c/o BankAmerica Trust & Banking Corporation
(Cayman) Limited
P.O. Box 1092
Anchorage Center, Harbour Drive
Grand Cayman, B.W.I.
Attention:  Mr. Patrick Keating

Alpha Partners III                                               2,000
545 Middlefield Road, Suite 170
Menlo Park, CA 94025
Attention:  Mr. Sam Urcis

                                      15.

                                                   Number of Shares of Preferred
             Name and Address                                  Stock
----------------------------------------------     -----------------------------

Fujigin Capital Company                                         10,000
Central Plaza Building
Fourth Floor
1-1, Kaguragashi, Shinjuku-ku
Tokyo, Japan
Att:  Kazuo Murata, General Manager

H&Q Healthcare Investors                                         3,600
50 Rowes Wharf, 4/th/ Floor
Boston, MA  02110
Attn:  Kim Carroll

H&Q Life Sciences Investors                                      2,400
50 Rowes Wharf, 4/th/ Floor
Boston, MA  02110
Attn:  Kim Carroll

N.V. GIMV                                                        5,000
Karel Oomsstraat 37
2018 Antwerpen
Belgium
Attn:  Mr. Patrick Van Beneden

Series I Total:                                                143,000

Series J Investors:

FEI Biomedicine Private Equity Holding, Inc.                   110,000
c/o International Biomedicine Management Partners, Inc.
House of Commerce
Aeschenplatz  7
PO Box 136
4010 Basel Switzerland
Attn:  Mr. Stefan Ryser

Sanwa Kagaku Kenkyusho Co., Ltd.                               100,000
35 Higashi Sotobori-cho
Higashi-ku, Nagoya 461
JAPAN

Series J Total:                                                210,000

                                      16.

                                                   Number of Shares of Preferred
             Name and Address                                  Stock
----------------------------------------------     -----------------------------

Series K Investors:

[Name/address]                                                ___________

[Name/address]                                                ___________

Series K Total:                                               ___________

                                      17.

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                                      1.